SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 15, 1995
                ________________________________________________
                Date of report (Date of earliest event reported)

                            Petrie Stores Corporation
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)

            New York              1-6166             36-2137966
          ______________    _____________________  __________________
          (State of         (Commission File No.)   (IRS Employer
         Incorporation)                            Identification No.)

                            70 Enterprise Avenue
                        Secaucus, New Jersey  07094
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (201) 866-3600
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


          Item 2.   Acquisition or Disposition of Assets.

                    On August 15, 1995, Petrie Stores Corporation, a New York corporation ("Petrie"), made a second liquidating distribution (the "Distribution") of an aggregate of 5,235,035 shares of common stock, par value $.10 per share, of Toys "R" Us, Inc., a Delaware corporation ("Toys Common Stock"), or approximately 34.2% of the Toys Common Stock held by Petrie, pursuant to Petrie's Plan of Liquidation and Dissolution. In the Distribution, shareholders of Petrie received, without consideration, 0.1 of a share of Toys Common Stock for every share of Petrie common stock, par value $1.00 per share, held of record at the close of business on August 7, 1995.

                    Following the Distribution, Petrie holds
          10,055,576 shares of Toys Common Stock. If Petrie's Quarterly Report on Form 10-Q for the quarterly period ended April 29, 1995 had reflected the Distribution, Petrie's investment in Toys Common Stock would have been reduced by approximately $132.8 million, Petrie's deferred income tax liability would have been reduced by approximately $30.4 million and Petrie's net assets in liquidation would have been reduced by approximately $102.4 million, resulting in net assets in liquidation as of April 29, 1995 of approximately $209.4 million.

                    Sometime during Petrie's current fiscal year, but not later than January 24, 1996, Petrie will place its then remaining shares of Toys Common Stock in a liquidating trust (the "Liquidating Trust") and Petrie's shareholders will become holders of beneficial interests in the Liquidating Trust. Additional distributions of shares of Toys Common Stock held by Petrie will be made from time to time to holders of beneficial interests in the Liquidating Trust to the extent that such shares are not needed to satisfy Petrie's contingent liabilities. It has not yet been determined whether Petrie will make another liquidating distribution prior to establishing the Liquidating Trust.

                    A copy of Petrie's Plan of Liquidation and Dissolution was previously filed as an exhibit to Petrie's Proxy Statement, dated as of November 17, 1995, and is incorporated herein by reference.


                              Signatures

                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  August 30, 1995

                                 PETRIE STORES CORPORATION

                                 By: /s/ STEPHANIE R. JOSEPH
                                     Stephanie R. Joseph
                                     Secretary and Principal
                                     Legal Officer